Update on capital and Strategy 2015+
Frankfurt, 19 May 2014
FREE WRITING PROSPECTUS
Filed pursuant to Rule 433
Registration Statement No. 333-184193
Refiled to correct typographical error
on slide 24, in 2013 adjusted CIR, and to
add full-year 2013 reconciliation on slide 37

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
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Reconfirming our vision based on the unique positioning of
our model
1
We serve shareholders best by putting our clients first and by building a global network of balanced businesses underpinned by strong capital and liquidity
We value our German roots and
remain dedicated to our global presence
We commit to a culture that aligns risks and rewards; attracts and develops talented individuals; fosters teamwork and
partnership; and is sensitive to the society in which we operate
Reconfirming our vision
One of a handful of banks able to deliver on this vision globally, and the only one based in Europe
DB uniquely positioned to
deliver on this vision
Deep financing and capital
markets expertise
Truly global
Based in Europe
Investing in efficient and
scalable platforms
We aspire to be the leading
client-centric global universal bank

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
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Taking stock
Since June 2012: Delivering strongly
against Strategy 2015+...
Cost
Well on track –
EUR 2.3 bn cost
savings, on lower
CtA
Competencies
Delivering strong
results across all
businesses
Capital
Substantial capital
ratio accretion
since 2012
Culture
Foundations of
cultural change
established
Clients
Putting clients at
the heart of
everything we do
...despite a number of changes in our operating environment
Improved
competitive
dynamics
Tighter
regulation
Increased cost
of compliance
and litigation
Macro
headwinds
Low interest rates in
particular affecting PBC, GTB
Lower volumes / margins in
CB&S businesses
European peers retrenching
from parts of IB business
Adverse impact on capital
and increased focus on
leverage
Higher cost of regulatory
controls and litigation
2
Frankfurt, 19 May 2014 Deutsche Bank
Investor Relations
financial transparency.

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
Investor Relations
Today’s measures
3
Building capital strength Enhancing competitiveness
Investing in
client franchises
EUR ~8 bn capital increase
decisively addressing
known challenges to our
capital ratios, plus
providing additional
downside protection
On top of already
announced EUR 5 bn AT1
issuances by end 2015,
including our inaugural
issue
Reshape CB&S to
sustainably deliver returns
above cost of capital
Unrelenting commitment to
cost efficiency – we intend
to deliver in full on
Operational Excellence
despite significant
investment in regulatory
compliance and controls
Focused investment to
strengthen US client
franchise
Acceleration of investment in
digital banking across Europe
Investment in integrated
CB&S - GTB coverage,
particularly for multinational
corporations
Investment to capture HNWI
market share opportunities
1

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Details of capital measures
4
Key terms of the offering
EUR ~8 bn
(1)
(committed)
Fully loaded: 11.8%
up from 9.5%
Phase-in: 15.3%
up from 13.2%
Fully loaded: 3.1%
(3)
up from 2.5%
Adjusted
(3,4)
: 3.8%
up from 3.2%
(1) Translating into CET1 capital contribution of EUR 9.2 bn on a fully loaded basis      (2) No entitlement for proposed 2013 dividend per share of EUR 0.75
(3) Excluding upcoming new AT1 bonds (4) Comprises fully loaded CET1, plus all current eligible AT1 outstanding (under phase-in)
Anchor investor commitment of
EUR 1.75 bn (~60 m new shares
placed at EUR 29.20
(2)
)
EUR 6.3 bn fully underwritten
(up to ~300 m new shares)
Full entitlement for 2014
2 ½ weeks, starting early June
Gross
proceeds
Subscription
period
Dividend
entitlement of
new shares
Ex-rights
issue
Rights
issue
Impact on pro-forma CRD4 1Q14 ratios
CET1
ratio
Leverage
ratio

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
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Timeline of key events
5
18 May
Public
announcement
Today
Analyst &
investor call
Pricing of
AT1 issue
(1)
Rights issue AT1 issue
22 May
Investor
communication events
Annual General
Meeting
(Frankfurt)
27 May
Expected
settlement
of AT1 issue
(1)
4 June
Target date for
fixing final
subscription
price and
number of new
shares
6 June
Expected start
of subscription
period / rights
trading
27 June
Subscription period
Expected
closing &
settlement
Note: Timeline subject to regulatory approval     (1) AT1 securities will be offered only in transactions not subject to the registration requirements to the United States Securities
Act of 1933 and may not be offered or sold in the United States
24 June
Expected
end of
subscription
period
5 June
Expected
prospectus
publication
date

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CRD4 leverage ratio, fully loaded, in %
3.5
Pro-
forma
post
AT1
issuance
EUR
5bn AT1
issuance
by YE15
0.4
6
CET1 capital
Comprehensively strengthening capital and leverage
ratios for the longer-term
4.5
9.0
Requirements
2019
(3)
2.5
2.0
11.8
9.5
2.3
15.3
13.2
2.1
CRD4 capital ratio, in %
Leverage ratio
0.6
1Q14
2.5
1Q14
pro-
forma
3.1
2.5
3.2
Capital
increase
Phase-in
Capital
increase
Fully loaded
Conservation
buffer
(2)
G-SIB add.
buffer
(1)
CET1
minimum
ratio
Pro-forma incl. capital
measures
(based on 1Q14)
Address known
regulatory capital issues
(e.g., Pru Val)
Build a strong buffer to
regulatory requirements
Improve preparedness for
unforeseeable challenges
Allow for growth initiatives
Aspiration
YE15
Build capital strength
Adjusted ratio
(4)
3.8
~3.5
(1) Global systemically important banks buffer may vary between 1% and 3.5%; level dependent on regulators’ judgment of global systemic importance at the time; DB currently assessed in the 2% bucket. Alternatively, a buffer for macro-prudential and/or systemic risk of up to 5% can be set by EU member states. The higher of the G-SIB buffer and this systemic risk buffer is
then applicable    (2) Should be held outside periods of stress; can be drawn down in periods of stress if discretionary distributions of earnings are reduced      (3) Currently excludes the
potential for a countercyclical buffer of up to 2.5%      (4) Comprises fully loaded CET1, plus all current eligible AT1 outstanding (under phase-in)

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We remain committed to deliver against our ambition –
despite a more adverse medium-term environment
7
Our assumptions
Note: New aspirations reflect effects of capital issuances (EUR 3 bn in FY13, EUR ~8 bn in FY14) as well as impact of intended investment of fresh capital and resource redeployment
(1) CRD4, fully loaded, assuming no material regulatory changes to formula and calculation (2) Gross savings (3) Adjusted for litigation, CtA, impairment of goodwill and intangible assets,
policyholder benefits and claims, other severances and other divisional specific cost one-offs; divided by reported revenues        (4) Based on average active equity and, for the corporate divisions,
on a CRD4 fully loaded basis and assuming a corporate tax rate of 30-35%                    (5) Adjusted for litigation, CtA, impairment of goodwill and intangible assets, other severances and CVA /
DVA / FVA    (6) Assumes litigation costs running significantly lower by 2016 than in 2013
Implementation of
regulatory frameworks
(e.g., CRD4, EBA
guidance) based on
our understanding of
current rules and their
likely impact on DB
Global GDP growth
stabilising to 2-4% p.a.
No major interest rate
increase before 2016
Central Bank
intervention receding
in US
Our updated Group aspirations
Capital
Capital distribution
Leverage
ratio
(1)
Costs
Savings
(2)
CIR
Post-tax RoE
(4)
>10% CET1 ratio
(1)
Long-term return of surplus capital to shareholders –
including in form of a competitive dividend payout ratio
~3.5% by end of 2015
EUR 4.5bn by end of 2015
~65%
adjusted
in 2015
(3)
~65% reported
in 2016
(6)
~12%
adjusted
in 2015
(5)
~12% reported
in 2016
(6)

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank Investor Relations 8 Agenda 1 The journey so far 2 Today’s measures 3 Update on our aspirations

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Costs: Our reduction plan is on track
9
We are successfully reducing costs...
Cost base, reported, in EUR bn
…within planned CtA...
Cumulative CtA, in EUR bn
…and generating strong savings
Cumulative savings, in EUR bn
1Q14
6.5
6.0
FY13
28.4
23.1
FY12
31.2
24.7
FY13
Actual
2.1
1.8
0.3
Targets
2.3
FY13
Actual
2.3
2.1
0.3
Targets
1.6
FY13
1Q14
FY13
1Q14
1Q14
1Q14
Adjusted
(1)
(1) Adjusted for litigation, cost to achieve, impairment of goodwill and intangible assets, policyholder benefits and claims, other severances and other divisional specific cost one-offs (see appendix
for reconciliation)       Note: Figures may not add up due to rounding differences

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Competencies: Generating strong operating results…
Adjusted IBIT
(1)
, Core Bank
(2)
, all numbers including Consolidation & Adjustments, in EUR bn
2.6
8.5
7.6
8.3 8.3
5.2
(5.6)
7.8
8.4
6.5
4.8
1Q14 FY13 FY12 FY11 FY10 FY09 FY08 FY07 FY06 FY05 FY04
Growth & Expansion Crisis Recalibration
Strategy
2015+
(3) (3)
Note: Adjusted figures shown based on US GAAP for 2004 to 2006 and IFRS for 2007 to 2014
(1) Adjusted for litigation, CtA / restructuring charges, other severances, impairment of goodwill & intangibles, and CVA / DVA / FVA (see appendix for reconciliation)
(2) Group excluding NCOU from 2012 onwards (see appendix for NCOU adjusted IBIT, which is excluded above) and excluding Corporate Investments in years prior to 2012  (3) Adjusted for transfer of discontinued “Special Commodities Group” (SCG) to NCOU, which happened in 1Q14 (adjusted Core Bank IBIT otherwise EUR
8.4 bn), CVA (Credit Valuation Adjustment): Adjustments made for mark-to-market movements related to mitigating hedges for Capital Requirements Regulation /
Capital Requirements Directive 4 risk-weighted assets arising on CVA; DVA (Debt Valuation Adjustment): Incorporating the impact of own credit risk in the fair value of derivative contracts; FVA (Funding Valuation Adjustment): Incorporating market-implied funding costs for uncollateralized derivative positions

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Competencies: ...across all businesses despite adversity
Adjusted IBIT
(1)
, Consolidation & Adjustments not shown, in EUR bn
(1) Adjusted for litigation, CtA, impairment of goodwill and intangible assets, other severances and CVA / DVA / FVA (see appendix for reconciliation)       (2) Top 3 rankings counted for each
product and major region (Americas, Europe, Asia ex Japan, Japan). Products include a wide range of fixed income, equities and corporate finance products. Rankings generally on the basis of client market share, penetration or fees. Total of 78 markets analyzed
Source: Greenwich Associates, Euromoney, Coalition, Dealogic
CB&S PBC GTB DeAWM
Top 3 position in 39
markets
(2)
globally
Leading EMEA and
APAC FIC franchise
Largest private retail
& commercial bank in
Germany
Profitable & growing
franchise in Europe
Market-leading AWM
franchise in Germany
Top 5 AWM franchise
in Europe
Strong global network
A leading position in
EMEA
1Q14
1.6
FY13
4.8
FY12
4.9
1Q14
0.6
FY13
2.1
FY12
2.0
1Q14
0.4
FY13
1.3
FY12
1.1
1Q14
0.2
FY13
1.2
FY12
0.6

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
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Clients: Placing our clients at the core of our organization
12
Serving ~900,000 German “Mittelstand”
clients via our global network of
>70 countries (e.g., Vorwerk)
Full franchise delivery: capital markets,
advice, financing and asset
management
Alignment
of coverage
Intensified local coverage, for example
our investments into GTB/CB&S
coverage to focus on multinational
corporations in Asia
Cross-
divisional
cooperation
Set up mechanisms to deepen bank-
wide coverage of key clients
Tight product and regional cooperation
Client
metrics
Implemented client-centric incentives for
GEC members
Launched client satisfaction
performance management via Net
Promoter Score
TM(1)
Key initiatives to embed client-centricity in our organization...
...are bearing fruit
Landmark corporate debt issues:
USD ~17 bn (April 2013)
USD ~12 bn (April 2014)
(1)  Registered trademark of Bain & Company, Inc., Fred Reichheld and Satmetrix Systems, Inc.

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Clients: Distinctive capabilities in Asia
13
A strong franchise in Asia… …supporting clients with financing & advisory services
DB Asia (ex. Japan) market share and rank
(1)
Selected Asia examples
EUR1 bn IPO: biggest food and
beverage deal ever in Asia
USD 2.5 bn bond issue:  largest
ever order book for a private sector
Asian bond
USD 5.7 bn takeover: Advisor to
Bank of Ayudhya on its sale to
Bank of Tokyo-Mitsubishi
USD 1.8 bn IPO: the largest in
Hong Kong in 2013
5%
8%
9%
9%
14%
16%
30%
ECM
Asia Dom
Curr Bonds
Cash Equities
HY
Rates
FX
Flow credit
#4
#2
#3
#3
#2
#2
#1
(1) All ranks for FY 2013; Coalition market shares are based on a revenue pool constituted by DB and its 12 major peers in Asia ex Japan, on DB’s standard product taxonomy; Greenwich Associates Cash Equities metric is Asian Equity Research / Advisory Vote Share
Source: Coalition (Flow Credit, Rates); Euromoney (FX); Dealogic (HY, ECM); Greenwich Associates (Cash Equities, Asia Domestic Currency Bonds)

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Culture: Broad culture change program irreversibly initiated
14
Then Now
Education/
training focus
on compliance
Broad training program,
reminders for non-
completion
Non-completion impacts pay
and promotion
Responsibility
for controls
Compliance department
with front office support
Strengthened three lines of
defense with front office risk
management responsibility
Compensation
Deferral: 3 years max;
limited clawbacks
Deferral: 5 years max;
strengthened clawbacks
Performance
review
Business, Franchise &
People impact
Values & Beliefs drive
promotion and compensation
Product
approval
Decentralized processes
Strong central framework
and oversight
Governance
Informal structures in
many places
Focus on well-documented
lines of authority and
responsibilities
Renewed values and beliefs cascaded systematically throughout the bank

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9.5
9.7 9.7
10.0
8.8
7.8
4Q 3Q 2Q 1Q 4Q 1Q 2Q
<6.0
1.4
1.4
1.5
1.6
1.8
Capital: Substantial capital ratio accretion since 2012
15
2012 2014
>350 bps of CET1 capital ratio accretion since 1H 2012 Strong progress on reducing leverage
CET1 ratio, fully loaded
(1)
, in %
3.2
3.1
3.1
3.0
4Q 3Q 1Q 2Q 2Q
2013 2014
CRD4 leverage ratio, adjusted
(3)
, in %
1H 2012 – 1H 2013:
Disciplined build up of capital ratio:
2H 2013 – today:
Regulatory driven pressure:
2013
2012
(1) 2Q12 to 4Q13 based on B3, 1Q14 based on CRD4      (2) CVA = Credit Valuation Adjustment; IMM = Internal Model Method (3) Comprises fully loaded CET1, plus all current eligible AT1 outstanding (under phase-in)
Leverage exposure, in EUR trn
2.6
NCOU de-risking materially ahead of plan
Strict capital returns management
EUR 3 bn ex-rights issue
Model changes
(e.g. CVA, IMM
(2)
)
Other capital charges

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank Investor Relations 16 Agenda 1 The journey so far 2 Today’s measures 3 Update on our aspirations

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Address known
challenges and create a
prudent capital buffer
Compensate for impact of capital increase on RoE
to drive returns above cost of capital
Update on Strategy 2015+: Key measures
17
Strengthen core
capital ratios with
EUR ~8 bn capital
increase
Supported by ongoing
AT1 program
Remain firmly
committed to global
universal banking
model
Long-term client
outlook remains
fundamentally
attractive, particularly
in Europe
Re-shape our markets
franchise to capture
returns above cost of
capital
Achieve CIR of ~65%
(adjusted)
(1)
in 2015 by
delivering Operational
Excellence
Absorbing EUR 1-2 bn
investment in
regulatory compliance
Invest to strengthen
our US client franchise
Accelerate investment
in digital banking
across Europe
Invest in integrated
CB&S-GTB coverage,
particularly for multi-
national corporations
Invest to capture HNWI
market share
opportunities
Building capital
strength
Re-shaping our
markets platform
Cost discipline
Investing in client
franchises
Enhancing competitiveness
A
B
C
D
(1) Adjusted for litigation, CtA, impairment of goodwill and intangible assets, policyholder benefits and claims, other severances and other divisional specific cost one-offs; divided by reported revenues
D1
D2
D3
D4

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
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Retained
earnings
1Q14
pro-
forma
downside
adj.
Down-
side
risks
PruVal
(EBA
RTS)
(2)
(1.5-2)
1Q14
pro-
forma
~45
Gross
up
(1)
1
Pro-
ceeds of
capital
increase
8
1Q14
repor-
ted
35
18
CET1 capital ambition 2014
We are decisively addressing market concerns on our
capital ratios and building a prudent buffer in 2014
In EUR bn
(1) Incorporation of 10/15 effect        (2) EBA Regulatory Technical Standards        (3) Both NCOU and core bank RWA reductions
RWA ambition 2014
4Q14
simulated
~380-395
Planned
growth
(incl.
regulatory
effects)
~20-30
De-
risking
(3)
~(10-15)
1Q14
CET1 ratio,
CRD4 fully
loaded
A
Up to
43
11.8%
9.5%
373

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
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Our industry continues to face structural challenges and
unfavorable market dynamics, especially for fixed income
19
Regulatory challenges
Basel 3 framework
Leverage ratio
requirements
Regulatory stress test
Global systemically
important banks
Resolution and recovery
requirements
Bank structural reforms
Balkanization of regulation/
increasing subsidiarization
trend
Economic / cyclical challenges
0
50
100
FX Margin Credit Margin
2010 2014 2013 2009 2011 2012
0
50
100
150
Rates (MOVE) Equities (VIX) FX (CVIX)
2010 2014 2013 2009 2011 2012
0
2
4
6
BoE Bank rate Fed rate ECB refi rate
In %
Indexed to 2009
Bid-Ask spreads, indexed to 2009
Persistent
low interest
rate
environment
Volatility
down to
unusually
low levels
2008 2014 2011 2005
Source: Bloomberg
B
Structural
reforms
Capital
adequacy
Margin
compression
of >50% vs.
2009

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Long-term client demand for fixed income products
remains fundamentally attractive, particularly in Europe…
20
B
(1) Leverage defined as total assets/shareholder equity; analysis of world’s top 20 banks by assets      (2) Aggregate S&P 500 pension asset allocation
Source: Sustainable Credit team of the World Economic Forum, McKinsey, AXA Investment Research, Dealogic, ThomsonReuters, Federal Reserve, Eurostat, Worldscope, Computstat, DB
Research, AFME, SIFMA
+84%
Global credit stock, indexed to 2010
100% 100%
Fixed
income
2012
43%
2006
28%
67%
100%
Post-
solvency II
Pre-
solvency II
62%
100%
FY2013, corporate debt securities
as % of total corporate debt
ABS + MBS as % of GDP, FY2013
Insurers shifting to fixed income –
driven by regulation
Issuer-side outlook
for credit products
Investor demand
for fixed return
% US pension fund allocation
(2)
Fixed
income
(37)%
2013 2008
2020F 2010
>80% growth in global credit demand
through 2020
Pension funds shifting to fixed
income – driven by demographics
Leverage ratio, world’s top 20 banks
(1)
Bank debt capacity constrained
% asset allocation, European insurers
Robust outlook for fixed income
securities
11
63
60

184
100

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…while industry supply is retrenching, especially in
Europe
21
Debt S&T revenues by Top 10 players
Top 10 banks
Rest of
market
Peers significantly downsizing
(1)
Only 5-6 global
FIC players left
Barriers to (re)entry
make it increasingly
difficult for lower
ranked peers to
compete effectively
Significant market
share opportunities
for DB in attractive
products and client
segments
2013 revenues, EUR bn
~70%
~30%
7.0
Note: Reported revenues adjusted for CVA / DVA / FVA, fair value gains / losses, brokerage, and other one-offs  (1)  Resource / RWA reduction plans exceeding 40% of 2010/2011 level
Source: Company data
B

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
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Significant recalibration delivered….
Since June 2012, we have significantly realigned resource
consumption within our franchise
‘450+ MNC initiative’: Targeting
top multinational corporations
Commodities substantially exited
FIC complex integration
Markets Electronic Trading
program
Counterparty Portfolio
Management centralized
Equities complex optimized
Capital, balance sheet &
headcount reduced
Front-to-back initiative launched
….while realigning resource usage
CB&S % reduction FY13 vs. FY11
(1)  Excluding litigation and CtA
(1)
(13)%
(10)%
(17)%
(22)%
(23)%
Compensation costs
Costs
Front office FTE
B2.5 RWA
Adjusted assets

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Note: Positioning of bubbles based on relative positioning within CB&S business portfolio, Central Areas and CPSG not shown     (1) Adjusted for litigation, CtA, impairment of goodwill and
intangible assets, policyholder benefits and claims, other severances, CVA / DVA / FVA and other divisional specific cost one-offs     (2) Coalition FY13 market revenue share     Source: Coalition
23
Credit
Solutions
Core
Rates
Global Liquidity
Management
Leveraged
Debt Capital
Markets
Commercial
Real Estate
Equity
Derivatives
Flow
credit
Re-shaping our CB&S franchise to capture returns above
cost of capital
Low High Post-tax RoE 2013
(1)
CB&S well
positioned today in
high RoE / low CIR
businesses
Strategic emphasis
towards higher
returns:
Deliberate shift of
resources towards
higher RoE and
RoA areas
Careful balance
between market
share and
profitability
2013 revenues (green – low CIR
(adjusted (1) ), amber – medium to high)
EM
Debt
Cash
Equities
Prime
Finance
FX
B
Reconfirming CB&S at up to EUR 200bn RWA in 2016
M&A/
Advisory
High

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CIR, reported
2016
~65%
(2)
2015
~65%
2014 2013
89%
73%
We confirm our commitment to fully deliver
OpEx targets…
Cumulative from 2Q12, in EUR bn
(2.1)
2.3
CtA
Savings
~(4.0)
~4.5
1Q14
(1) Adjusted for litigation, CtA, impairment of goodwill and intangible assets, policyholder benefits and claims, other severances and other divisional specific cost one-offs (see appendix for
reconciliation); divided by reported revenues       (2) Assumes litigation costs running significantly lower by 2016 than in 2013
C
...to support delivery of our ~65% CIR ambition
Ambition
2015
Ambition
Adjusted
(1)
Strategy predicated on efficiency – committed to deliver
Operational Excellence objectives…

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... by absorbing the costs of incremental investment in
regulatory compliance through management action
25
In EUR bn
2015 Mgmt.
action
Reg &
Control
costs
Business
growth
OpEx
savings
(1.2)
2014 Mgmt.
action
Est. reg.
& control
costs
0.7-0.9
Business
growth
OpEx
savings
2013
23.1
(1) Adjusted for litigation, CtA, impairment of goodwill and intangible assets, policyholder benefits and claims, other severances and other divisional specific cost one-offs as specified in the
appendix        (2) Assuming AGM approval to 1:2 proposal for CRD4 compensation       (3) Adjusted for litigation, CtA, impairment of goodwill and intangible assets, policyholder benefits and claims, other severances and other divisional specific cost one-offs; divided by reported revenues
C
Delivery / Ambition vs.
original cost base
25.1
2012
OpEx
baseline
~65%
adjusted CIR
(3)
(1.1)
Adjusted cost base
(1)
Changing compensation structure in anticipation of CRD4
(2)
Strengthening our regulatory framework
Integrating platforms and enhancing end-to-end (E2E) processes
Establishing new regulatory control capabilities
Additional regulatory and controls costs, some of a one-off nature, include e.g.
Committed to achieving targeted cost savings – despite incremental investments in regulation and control – by taking targeted management action

Continued de-risking of NCOU legacy assets
C
DB has agreed to sell 100% of Nevada
Property 1 LLC, the owner of The
Cosmopolitan of Las Vegas
Purchase price of USD 1.73 bn
(1)
to
Blackstone Real Estate Partners VII
Sale of the Cosmopolitan of Las Vegas…
…capital accretive for Deutsche Bank
Capital efficient disposal: ~5bps net
positive impact on the Bank’s CRD4 pro-
forma fully loaded CET1 capital ratio
Sale of the Cosmopolitan demonstrates
commitment under Strategy 2015+ to
reduce non-core legacy positions
(1) Transaction subject to regulatory approvals

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
Investor Relations

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
Investor Relations
US/Asia at relative structural advantage to Europe
Share of emerging markets MNCs and money
managers likely to increase
Ageing population with increasing demand for
sophisticated wealth transfer/protection
Increased importance of onshore products
Technology drives convenience, price transparency
and access to products
Digital models increase client interaction opportunities
for data driven models
Strong macroeconomic growth
Resurgence of corporate investment activity and
consumer spending
Launching focused investments aligned to key client
opportunities across our franchise
27
Key developments affecting our core client segments
Implied client
priorities for DB
Global MNCs &
money
managers
Shifting
economic
centers of
power
Wealth
getting ‘older’
and more
concentrated
HNWIs in the
world’s major
financial centers
Technology
empowering
retail clients
‘Next
generation’ retail
clients in key
markets
Resurgence
of economic
growth in the
US
US corporates &
institutions
D

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Investor Relations

Our response:
Invest in profitable businesses
Client
Solutions
Credit Solutions
Prime Finance
Structured Equity
Solutions
Financing
LDCM
Commercial Real
Estate
EM Debt
Adjacencies to
Commercial
Bank
Corporate coverage
across GTB and
CB&S (e.g., CMTS
(2)
)
The opportunity: grow US franchise profitability
CB&S position by key product
(1)
, FY13
(1) Based upon FY13 Coalition data, adjusted to reflect the internal DB product taxonomy. EM Debt is part of the global FIC business lines in APAC . CRE= CMBS Primary (2) Capital Markets
Treasury Solutions (CMTS)     Source:  Coalition
Top 3 Top 5 Outside top 5
US Europe APAC Global
Equities
M&A
FX
Rates
Flow Credit
Total
LDCM
CRE
EM debt
Investing and redeploying resources in the US
Accelerating focused growth strategy in US market

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
Investor Relations
Digital transformation of our retail model in Europe
29
The opportunity:
Disruptive financial technology
Note: Capgemini, Selected Deutsche Bank examples based on PBC Germany statistics, FY 2013
1.7 m
Mobile
banking
app
downloads
670 m
Online & mobile banking
logins
EUR 170 bn
Volume of transfers
11.9
m
Digital
customer
base
Branch
<30%
Online
>70%
Volumes
Cost per
trade
>4x
Evolution of electronic trading
(past decade)
Share of online vs. traditional
bank channels, US, 2013
Our response:
Building on today‘s strengths to launch a digital investment program
2010 2014
Number of mobile payment
transactions, bn
x5
Committing EUR ~200 m in PBC over the next 3 years
in accelerating digital opportunities in Germany and Europe
D2
Infrastructure
Digitally integrate
front-to-back
processes to drive
cost-efficiency
Channel
strategy
Invest in new,
alternative channels
to enhance client
access and
conveniency
Big Data
Invest in advanced
data analytics to
enhance pricing, risk
decisions and
customized client
solutions
(90)%

5

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
Investor Relations
APAC CEMA
Latin
America
North
America
Western
Europe
APAC
CEMA
Latin
America
North
America
Western
Europe
30
The opportunity:
Targeting key multinational corporations
DB strong
franchise
Hiring up to 100 advisory and coverage professionals in support of GTB and CB&S MNC franchise
Targeted investment
opportunities
Our response:
Reinvigorating principles of Project Integra
DB underweight vs.
market opportunity
Target growing
intra-APAC
business
Expand upon DB
strength in Germany
and selected
European countries
Selectively target North
American coverage
and product gaps
Selectively target North
American coverage
and product gaps
Investment in multinational corporations (MNC) coverage
D3
Strengthen
connectivity
Particular focus between GTB
and CB&S
Capture Asia
and US
opportunities
Selective hires in North
America to address specific
coverage and product gaps
Defend
leading
European
franchise
Invest in expanding strong
German MNC franchise across
CEMA and other selected
European geographies
…through coverage of subsidiaries located in…
Continue to align cross-
divisional cooperation on MNC
relationships
Target investments in Asia
Pacific multinational corporate
coverage

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Investor Relations

Our response: Focused investments in
wealth management
Coverage
Increase number of HNWI
relationship managers in Asia,
Middle East, US and UK
Client
centricity
Bespoke investment solutions
and opportunities for HNWI
Platforms
Invest in integrated platforms
(e.g., APAC HNWI IT platform)
Technology innovation (e.g.,
mobile)
Cross bank
client servicing
Holistic client offering (e.g.,
Corporate Finance partnership
EUR ~16 bn deal volume in
2013)
The opportunity:
High client demand within EMs and HNWI segment
Absolute private wealth by region, in EUR trn
Source:  BCG Global Wealth Report 2013
Developed
Markets
Emerging
Markets
2017F
129
62%
38%
2012
102
71%
29%
Growth of private wealth by wealth band, CAGR 2012-17
Increasing relationship managers in key markets by 15% over the next three years
USD >100m USD 5-100m USD 1-5m USD 0.1-1m USD <0.1m
(2%)
Emerging markets Developed markets Global
4% 9% 8% 5% 3%
Investment in capturing HNWI market share opportunities
D4
17%
15%
10%
8%
7%
3% 3%
3%
2%

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank Investor Relations 32 Agenda 1 The journey so far 2 Today’s measures 3 Update on our aspirations

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Investor Relations
Strategy 2015+: Update on our aspirations
33
2015 ambition for our core
businesses
CB&S
Adjusted post-tax
RoE 13%-15%
(4,5)
PBC
Reported IBIT
EUR 2.5-3.0 bn
GTB
Reported IBIT
EUR 1.6-1.8 bn
De
AWM
Reported IBIT
EUR ~1.7 bn
Note: New aspirations reflect effects of capital issuances (EUR 3 bn in FY13, EUR ~8 bn in FY14) as well as impact of intended investment of fresh capital and resource redeployment
(1) CRD4, fully loaded, assuming no material regulatory changes to formula and calculation (2) Gross savings (3) Adjusted for litigation, CtA, impairment of goodwill and intangible assets,
policyholder benefits and claims, other severances and other divisional specific cost one-offs; divided by reported revenues        (4) Based on average active equity and, for the corporate divisions,
on a CRD4 fully loaded basis and assuming a corporate tax rate of 30-35%                    (5) Adjusted for litigation, CtA, impairment of goodwill and intangible assets, other severances and CVA /
DVA / FVA    (6) Assumes litigation costs running significantly lower by 2016 than in 2013
Our updated Group aspirations
Capital
Capital distribution
Leverage
ratio
(1)
Costs
Savings
(2)
CIR
Post-tax RoE
(4)
>10% CET1 ratio
(1)
Long-term return of surplus capital to shareholders –
including in form of a competitive dividend payout ratio
~3.5% by end of 2015
EUR 4.5bn by end of 2015
~65% reported in 2016
(6)
~12% adjusted in 2015
(5)
~12% reported in 2016
(6)
~65% adjusted in 2015
(3)

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Investor Relations
Deutsche Bank firmly set to further deliver on its strategy
34
One of a handful of banks able to deliver on this vision globally, and the only one based in Europe
Deutsche Bank is committed to its vision of aspiring to be the leading client-centric global universal bank – especially as competitors increasingly retrench
Today we are decisively strengthening Capital, Competitiveness, and Client growth opportunities – in order to reinforce Strategy 2015+
Our delivery track-record is clear – and we will continue on this path with decisive management action across our business
We are convinced that our businesses will deliver attractive returns – despite a challenging operating environment

Appendix 35

financial transparency. Frankfurt, 19 May 2014 Deutsche Bank
Investor Relations

Reconciliation of reported to adjusted IBIT (non-GAAP) –
1Q2014
Note: Figures may not add up due to rounding differences
(1) Includes other severance and impairment of goodwill & intangibles
(2) NCOU includes Special Commodities Group.  CB&S excludes Special Commodities Group
(2)
(2)
1Q2014
In EUR m
IBIT reported CtA Litigation
CVA/DVA/
FVA
Other
(1)
IBIT adjusted
CB&S 1,492 (111) 18 7 (12) 1,588
PBC 520 (107) (0) 0 (4) 631
GTB 367 (19) 2 0 (1) 385
DeAWM 169 (56) (13) 0 (4) 241
C&A (336) (5) (1) (94) (7) (228)
Core Bank 2,212 (297) 6 (87) (27)
2,617
NCOU (532) (13) (6) (9) (0)
Group 1,680 (310) (0) (96) (27) 2,114

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Reconciliation of reported to adjusted cost base (non-GAAP) –
1Q2013 through 1Q2014
Non-Compensation
Compensation and
benefits
Adj. cost base
6,034 5,910 5,600 5,604 23,147 5,992
(in EUR m)
excludes:
Cost-to-Achieve 224 357 242 509 1,331 310
Litigation 132 630 1,163 1,111 3,036 0
Policyholder benefits and claims 191 (7) 171 104 460 52
Other severance 10 42 14 2 69 27
Remaining 32 17 24 277 350 85
CIR (adjusted) 64% 72% 72% 85% 73% 71%
Compensation ratio 38% 39% 38% 41% 39% 40%
(2)
(4)
(3)
(1)
28.4
6.5
7.6
7.2
6.9
6.6
1Q 2Q 3Q 4Q FY 1Q
2013 2014
2013
3.5
3.2
2.9
2.7
12.3
3.3
3.1 3.7 4.3
4.9
16.1
3.1
Note:
Figures may not add up due to rounding differences
(1)
Includes smaller specific one-offs and impairments
(2)
Includes impairment of goodwill and intangibles of EUR 79 m and a significant impact from correction of historical internal cost allocation
(3)
Includes impairment in NCOU
(4)
Adjusted cost base divided by reported revenues

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Reconciliations of reported to adjusted financial measures
(non-GAAP) – FY 2013
In EUR m (if not stated otherwise)
CB&S GTB DeAWM PBC C&A
Core
Bank
NCOU Group
Revenues (reported) 13,526 4,069 4,735 9,550 (929) 30,951 964 31,915
CVA / DVA / FVA
203 0 0 0 276 479 171 650
Revenues (adjusted) 13,729 4,069 4,735 9,550 (653) 31,430 1,135 32,565
Noninterest expenses (reported) 10,161 2,648 3,929 7,276 830 24,844 3,550 28,394
Cost-to-Achieve (313) (109) (318) (552) 7 (1,287) (45) (1,331)
Litigation (1,142) (11) (50) (1) (536) (1,740) (1,296) (3,036)
Policyholder benefits and claims
(460) (460) (460)
Other severance
(26) (6) (5) (8) (20) (64) (5) (69)
Remaining
0 (82) (38) (74) (94) (288) (62) (350)
Adjusted cost base 8,680 2,440 3,057 6,641 187 21,005 2,143 23,147
IBIT reported 3,159 1,107 782 1,555 (1,744) 4,858 (3,402) 1,456
CVA / DVA / FVA 203 0 0 0 276 479 171 650
Cost-to-Achieve
313 109 318 552 (7) 1,287 45 1,331
Other severance
26 6 5 8 20 64 5 69
Litigation
1,142 11 50 1 536 1,740 1,296 3,036
Impairment of goodwill and other intangible assets
0 57 14 7 0 79 0 79
IBIT adjusted 4,843 1,290 1,170 2,123 (919) 8,507 (1,886) 6,621
51% 14% 12% 23%
Total assets (reported; at period end, in EUR bn) 1,548 1,611
Adjustment for additional derivatives netting
(451) (458)
Adjustment for additional pending settlements netting and
netting of pledged derivatives cash collateral
(70) (70)
Adjustment for additional reverse repos netting/other
(21) (17)
Total assets (adjusted; at period end, in EUR bn) 1,005 1,066
Average shareholders' equity 56,080
Average dividend accruals (646)
Average active equity 20,237 5,082 5,855 13,976 (0) 45,151 10,283 55,434
1 Credit Valuation Adjustments/Debit Valuation Adjustments/Funding Valuation Adjustments
2 Includes CtA related to Postbank and OpEx.
3 Includes impairment of goodwill and other intangible assets and other divisional specific cost one-offs.
4 Includes netting of cash collateral received in relation to derivative margining.
5 Includes netting of cash collateral pledged in relation to derivative margining.
4
5
1
2
3

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Reconciliations of reported to adjusted financial measures
(non-GAAP) – FY 2012
In EUR m (if not stated otherwise)
CB&S GTB DeAWM PBC C&A
Core
Bank
NCOU Group
Revenues (reported) 15,073 4,200 4,472 9,540 (975) 32,309 1,427 33,736
CVA / DVA / FVA
(350) 0 0 0 0 (350) 0 (350)
Revenues (adjusted) 14,723 4,200 4,472 9,540 (975) 31,959 1,427 33,386
Noninterest expenses (reported) 12,070 3,327 4,299 7,224 582 27,503 3,697 31,201
Cost-to-Achieve (304) (41) (105) (440) (1) (892) (13) (905)
Litigation (790) (303) (64) (1) (457) (1,615) (992) (2,607)
Policyholder benefits and claims
(414) (414) (414)
Other severance
(102) (24) (42) (19) (55) (243) (4) (247)
Remaining
(1,174) (353) (368) (47) 0 (1,943) (421) (2,364)
Adjusted cost base 9,701 2,605 3,305 6,716 69 22,397 2,267 24,664
IBIT reported 2,904 665 154 1,519 (1,493) 3,749 (2,935) 814
CVA / DVA / FVA (350) 0 0 0 0 (350) 0 (350)
Cost-to-Achieve
304 41 105 440 1 892 13 905
Other severance
102 24 42 19 55 243 4 247
Litigation
790 303 64 1 457 1,615 992 2,607
Impairment of goodwill and other intangible assets
1,174 73 202 15 (0) 1,465 421 1,886
IBIT adjusted 4,923 1,106 568 1,995 (980) 7,613 (1,505) 6,109
Total assets (reported; at period end, in EUR bn) 1,909 2,022
Adjustment for additional derivatives netting (692) (705)
Adjustment for additional pending settlements netting and
netting of pledged derivatives cash collateral
(82) (82)
Adjustment for additional reverse repos netting/other
(31) (26)
Total assets (adjusted; at period end, in EUR bn) 1,104 1,209
Average shareholders' equity 55,597
Average dividend accruals
(670)
Average active equity 20,283 4,133 5,907 12,177 (0) 42,501 12,426 54,927
1 Credit Valuation Adjustments/Debit Valuation Adjustments/Funding Valuation Adjustments
2 Includes CtA related to Postbank and OpEx.
3 Includes impairment of goodwill and other intangible assets and other divisional specific cost one-offs.
4 Includes netting of cash collateral received in relation to derivative margining.
5 Includes netting of cash collateral pledged in relation to derivative margining.
4
5
1
2
3

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Reconciliations of reported to adjusted IBIT (non-GAAP) –
FY 2004 through FY 2011
Reconciliation of Corebank IBIT
1
2011 2010 2009 2008 2007 2006 2005 2004
In EUR m
Corebank IBIT reported 7,478 7,524 4,746 -6,935 7,449 7,979 5,063 3,844
Cost-to-Achieve/Severance/Restructuring 514 527 629 555 212 344 815 678
Material Litigation
302 183 138 191 75 121 659 275
Impairment of goodwill and other intangible assets
0 29 -285 585 74
Corebank IBIT adjusted 8,294 8,263 5,228 -5,605 7,810 8,444 6,537 4,796
1 Corebank is Group excluding NCOU for 2011 and Group excluding ex-CI for 2004-2010. For 2007-2011 numbers are based on IFRS, prior periods are based on U.S. GAAP.
2 Includes Cost-to-Achieve and Other severance for 2011 and Restructuring activities and Severance for 2004-2011
Full Year 2007 IBIT reconciliation
3
CB&S GTB AWM PBC C&A
Core
Bank
ex-CI Group
In EUR m
IBIT reported 4,202 945 913 1,146 243 7,449 1,299 8,749
Severance/Restructuring 96 6 20 26 63 212 0 212
Material Litigation
14 0 60 0 0 75 91 166
Impairment of goodwill and other intangible assets
0 0 74 0 0 74 54 128
IBIT adjusted 4,312 952 1,068 1,172 306 7,810 1,445 9,254
3 Based on International Financial Reporting Standards (IFRS)
Full Year 2004 IBIT reconciliation
4
CB&S GTB AWM PBC C&A
Core
Bank
ex-CI Group
In EUR m
IBIT reported 2,507 254 414 971 -302 3,844 186 4,029
Severance/Restructuring 425 44 138 60 11 678 4 682
Material Litigation
275 0 0 0 0 275 101 376
Impairment of goodwill and other intangible assets 0 0 0 0 0 0 0 0
IBIT adjusted 3,207 297 552 1,031 -291 4,796 291 5,087
4 Based on U.S. General Accepted Accounting Principles (U.S. GAAP)
2

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Cautionary statements
41
This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche
Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form
20-F of 20 March 2014 under the heading “Risk Factors.” Copies of this document are readily available upon request or can be downloaded from www.db.com/ir.
This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the 1Q2014 Financial Data
Supplement, which is accompanying this presentation and available at www.db.com/ir.

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European Economic Area
This document does not constitute an offer to sell, or the solicitation of an offer to buy or subscribe for, any securities, and cannot be relied on for any investment contract or decision. This document does not constitute a prospectus within the meaning of the EC Directive 2003/71/EC of the European Parliament and Council dated 4 November 2003, as amended (the “Prospectus Directive”). The public offer in Germany and the
United Kingdom will be made solely by means of, and on the basis of, a securities prospectus which is to be published following its approval by the German Federal Financial Supervisory Authority (BaFin). Any investment decision regarding any subscription rights or shares should only be made on the basis of the prospectus which is expected to be published before the start of the subscription period for the subscription rights and will be available for download on the internet site of Deutsche Bank AG (www.db.com). Copies of the prospectus will also be readily available upon request and free of charge at Deutsche Bank AG, Grosse Gallusstrasse 10-14. 60311 Frankfurt am Main, Germany.
In any Member State of the European Economic Area that has implemented the Prospectus Directive (other than Germany or the United
Kingdom) this communication is only addressed to, and directed at, qualified investors in that Member State within the meaning of the
Prospectus Directive.
United Kingdom
This communication is only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii)
high net worth companies falling within Article 49(2)(a) to (d) of the Order, or (iv) other persons to whom it may lawfully be communicated, (all such persons together being referred to as “relevant persons”).  The new shares are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such new shares will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.
Notice to U.S. Persons
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the supplement to that prospectus the issuer expects to file with the SEC and other documents the issuer has filed and will file with the SEC for more complete information about the about the issuer and this offering. You may get these documents, once filed, free of charge by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling Deutsche Bank at +49 69 910-35395
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